SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): November 21, 2012

LIVEWIRE ERGOGENICS INC.
(Exact Name Of Registrant As Specified In Charter)

Nevada	333-149158	26-1212244
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

1747 S. Douglass Rd. Unit C, Anaheim, CA 92806

(Current Address of Principal Executive Offices)

Phone number: (714) 940-0155
(Issuer Telephone Number)

1260 N. Hancock Street, Suite 105 Anaheim, CA 92807

 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 21, 2012, the board of directors of LiveWire Ergogenics, Inc. (the “Company”) concluded that the Company’s financial statements for the period ended September 30, 2011 should no longer be relied upon.  As noted in the Company’s Form 10-Q for the period ended September 30, 2012, the Company has restated its financial statements for the period ended September 30, 2011.  Please see Note 10 to the Company’s financial statements in the Company’s Form 10-Q for the period ended September 30, 2012 filed on November 21, 2012 (SEC Accession Number 0001013762-12-002217) and set forth below.

NOTE 10 - RESTATEMENT OF SEPTEMBER 30, 2011 FINANCIAL RESULTS

The consolidated balance sheet, consolidated statement of operations, consolidated statement of stockholders’ equity (deficit), and consolidated statement of cash flows for the as of and for the three and nine months ended September 30, 2011 has been restated to reflect the recording of marketing and product development costs, and general and administrative costs, from an entity controlled by the controlling shareholders of the Company, a related party. In additions expenses related to reserve for accounts receivable was not adequately provided for and items reflected as fixed assets should have been expensed and the depreciable lives of the remaining fixed assets required adjustment as well. The recording of these correction for the nine and three months ended September 30, 2011 has resulted in a decrease of net loss by $466,051for the nine months ended September 30, 2011, and an increase in net loss of $3,467 for the three months ended September 30, 2011. The recording of these corrections for the nine and three month ended September 30, 2011 are related to expenses from a related party that have been recorded in periods prior to January 1, 2011. In addition, a correction related to fixed assets from the year ended December 31, 2011 has been made to the financial statements as of September 30, 2011 and for the nine and three months then ended. The corrections of expenses for periods prior to the year ended December 31, 2011 resulted in a cumulative increase of the accumulated deficit as of December 31, 2010 and September 30, 2011. The original accumulated deficit as of December 31, 2010 was $114,949, with the correction for the addition of $468,143 in related party expenses, and the corrections to fixed assets and reserves with respect to accounts receivable, totaling $6,155, all prior to December 31, 2010, has resulted in an a accumulated deficit of $589,247 as of December 31, 2010.  As of September 30, 2011 the corrections related to fixed assets and accounts receivable resulted in an increase of accumulated deficit of $8,247 from previously recorded financial statements.

Components of this restatement are detailed in the following table:

	As originally	Adjustment
	Reported	To Restate	Restated

Consolidated Balance Sheet Data as of December 31, 2010 (not presented):
Accounts Receivable	$8,101	$(821)	$7,280
Property and Equipment, net	13,839	(5,334	8,505
	21,940	$(6,155)	$15,785

Accounts Payable – Related party	$-	$469,682	$469,682
Advances from stockholders’	8,949	(1,539)	7,410
	$8,949	$468,143	$477,092

Accumulated Deficit	$(114,949)	$(474,298)	$(589,247)

Consolidated Balance Sheet Data as of September 30, 2011 (not presented):
Accounts Receivable	$19,848	$(821)	$19,027
Property and Equipment, net	17,301	(7,426)	9,875
	37,149	$(8,247)	$28,902

Accounts Payable	$611,903	$(469,682)	$142,221
Accounts Payable – Related party	-	469,682	469,682
Notes payable	10,000	112,500	122,500
Advances from stockholders’	159,921	(112,500)	47,421
	$781,824	$-	$781,824

Accumulated Deficit	$(678,313)	$(8,247)	$(686,560)

	As originally	Adjustment
	Reported	To Restate	Restated

Consolidated Statement of Operations for the Nine Months Ended September 30, 2011:
Selling Costs	$470,096	$(443,682)	$26,414
General and Administrative Costs	263,012	(22,369)	240,643
Effect on Increase in Net Income	$733,108	$(466,051)	$267,057

Net Loss	$563,364	$(466,165)	$97,313

Consolidated Statement of Operations for the Three Months Ended September 30, 2011:
General and Administrative Costs	$147,742	$(3,467)	$151,209
Effect on Increase in Net Income	$147,742	$(3,467)	$151,209

Net Loss	$163,422	$(3,467)	$166,889

Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 2011:
Cash Flows from Operating Activities:
Net Loss	$(563,364)	$466,051	$(97,313)
Depreciation	1,538	82	1,620
Accounts Payable and accrued expenses	513,249	(401,182)	112,067
Accounts Payable – Related Party	-	(68,500)	(68,500)
Effect on cash flows from operating activities	$(48,577)	(3,549)	(52,126)

Cash Flows from Investing Activities:
Purchase of Equipment	$(5,000)	2,010	(2,990)

Cash Flows from Financing Activities:
Proceeds from notes payable	$10,000	$262,500	$272,500
Proceeds from shareholder loan	115,632	(110,961)	4,671
Repayment of note payable	-	(150,000)	(150,000)
Effect on cash flows from operating activities	$125,632	$1,539	$127,171

Cumulative net effect on cash	$72,055	$-	$72,055

Item 8.01 Other Events

The principal business address and phone number of LiveWire Ergogenics, Inc. has changed to:

LiveWire Ergogenics, Inc.
1747 S. Douglass Rd
Unit C
Anaheim, CA 92806

(714) 940-0155

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEWIRE ERGOGENICS INC.

Dated: November 27, 2012	By:	/s/ Richard O. Weed
Richard O. Weed
Secretary

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